UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant’s telephone number, including area code: (713) 499-6200

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2010, U.S. Concrete, Inc. (the “Company”) entered into a Joinder Agreement  with Kurtz Gravel Company, Superior Holdings, Inc. (f/k/a Superior Redi-Mix, Inc.), BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, and USC Michigan, Inc. (collectively, the “Joint Venture Partners”), Superior Materials Holdings, LLC (“Superior”), Edw. C. Levy Co. (“Levy”), VCNA Prairie, Inc. (the “New Joint Venture Partner”) and Votorantim Cement North America, Inc. (“VCNA”), to the Redemption Agreement (the “Redemption Agreement”), dated August 5, 2010, among the Company, the Joint Venture Partners, Superior and Levy.  Pursuant to the Joinder Agreement, the New Joint Venture Partner and VCNA became parties to the Redemption Agreement with the New Joint Venture Partner becoming an indemnifying party and VCNA becoming an indemnified party under the Redemption Agreement as described in more detail in Item 2.01 below.

The foregoing summary is qualified in its entirety by reference to the Joinder Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2010, the Company completed the disposition of its interest in Superior pursuant to the Redemption Agreement.

As previously reported in the Company’s Current Report on Form 8-K filed on March 30, 2007, several subsidiaries of the Company entered into a contribution agreement with Levy to form a ready-mixed concrete joint venture that operated in Michigan.  Pursuant to this joint venture arrangement, Levy and the Joint Venture Partners were members of Superior and each held “Shares” of Superior, as defined in the Operating Agreement, dated April 1, 2007 (the “Operating Agreement”), among Levy, the Joint Venture Partners and Superior.  Pursuant to the Redemption Agreement, Superior redeemed all of the Joint Venture Partners’ Shares in Superior (the “Redemption”).  In connection with the Redemption of the Shares in Superior, the Company made certain cash contributions to the joint venture in exchange for a release of certain liabilities and obligations and indemnification related to contingent underfunded pension liabilities as described below.  Upon completion of the Redemption, the Company no longer holds any interest in Superior pursuant to the Operating Agreement.  A copy of the press release issued by the Company describing the Redemption is attached as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of the Redemption Agreement, as consideration for the Redemption, Superior, Levy and the New Joint Venture Partner (the “Indemnifying Parties”) agreed to indemnify the Company, the Joint Venture Partners and VCNA from and against all “Adverse Consequences” (as defined in the Redemption Agreement) arising out of, or relating to or resulting from any of the following: (i) facts or circumstances that occur on or after the closing of the Redemption (the “Closing”) and which relate to the post-closing ownership or operation of Superior; (ii) the Agreement Approving Asset Sale with Central States, Southeast Areas Pension Fund, dated March 30, 2007; (iii) the Company’s obligation to provide retiree medical coverage to current and former Clawson employees of Superior and its affiliates pursuant to the collective bargaining agreement between Superior and the Teamer’s Local Union No. 614; and (iv) Superior’s issuance of 500 Shares to the New Joint Venture Partner.

2

At the Closing on September 30, 2010, the Company and the Joint Venture Partners collectively paid $640,000 in cash and issued a promissory note (the “Promissory Note”) in the aggregate amount of $1,500,000 to Superior as partial consideration for the indemnification and other consideration provided by the Indemnifying Parties pursuant to the Redemption Agreement.  The Promissory Note does not bear interest and requires the Company and the Joint Venture Partners to pay Superior $750,000 on or before January 1, 2011 and $750,000 on or before January 1, 2012. The Promissory Note may be prepaid, in whole or in part, without premium, penalty or additional interest.  The foregoing summary is qualified in its entirety by reference to the Promissory Note, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

The Company and the Joint Venture Partners also agreed, for a period of five (5) years after the Closing, not to compete with Superior by, directly or indirectly, engaging in, owning an interest in, making an investment in, or becoming a creditor of, or providing any credit to, any business which manufactures and delivers ready-mix concrete or produces and sells masonry block and related concrete products in the State of Michigan, subject to certain exceptions.

In connection with the closing of the Redemption, the Company and the other parties to the Redemption Agreement terminated, amended or assigned certain other agreements, including but not limited to the termination of the Guaranty made as of April 1, 2007 by the Company in favor of Superior and Levy in connection with the Contribution Agreement, dated as of March 26, 2007, by and among Levy, the Joint Venture Partners and Superior.  On September 30, 2010, Comerica Bank also released the Company from any and all obligations with respect to the Comfort Letter In Support of Superior Materials, LLC and BWB, LLC dated August 6, 2008 between Comerica Bank and the Company.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On October 1, 2010, the Company appointed James C. Lewis, 55, as its Senior Vice President and Chief Financial Officer. Mr. Lewis has over 20 years of senior financial management experience.  From 2006 through 2010, Mr. Lewis served as Vice President and Treasurer, and from 2003 through 2006, he served as Assistant Treasurer, of McDermott International, Inc., a global engineering and construction company with $6 billion in revenue. From 1995 through 2003, Mr. Lewis held various positions of increasing responsibility in the finance departments of Enron Corporation, including Vice President beginning in 1999. Prior to 1999, Mr. Lewis held various finance positions with Tejas Power Corp. and First City Bancorporation of Texas.

A copy of the press release announcing the appointment of Mr. Lewis is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Executive Severance Agreements

The Company has entered or will enter into new executive severance agreements with certain executive officers as of October 1, 2010, including Michael Harlan, Curt Lindeman and James Lewis.  Each of these new executive severance agreements provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below.  Each such agreement also contains an ongoing confidentiality covenant, requiring the applicable officer not to disclose confidential information of the Company at any time, as well as covenants not to compete with the Company or solicit employees and customers of the Company at any time during employment and for either one year after the officer’s employment is terminated or, if a qualifying termination occurs following a “change of control” (as defined in the executive severance agreements), two and a half years thereafter.

In the case of a termination of the applicable officer’s employment prior to a “change in control” by the Company without “cause,” by the officer for “good cause” or as a result of death or “disability” (each, as defined in the executive severance agreements), the officer would generally be entitled to the following severance benefits:

•	a lump-sum payment in cash equal to the officer’s monthly base salary in effect on the date of termination multiplied by 24;

•
a lump-sum payment in cash equal to the amount of the officer’s (1) target bonus for the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to the termination, and (2) the value of the officer’s accrued salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs;

•
payment by the Company of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•
a pro rata portion of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to the officer by the Company that would otherwise have vested during the six-month period following the date of termination if such termination had not occurred will become vested and exercisable (as applicable), and vested stock options will remain exercisable until the earlier of (1) the expiration of the twelve-month period following termination, and (2) the expiration date of the original term of the applicable stock option.

In the event that there is a “change in control” and within one year thereafter the officer’s employment is terminated by the Company without “cause” or by the officer for “good cause,” the officer would generally be entitled to the following severance benefits:.

•
a lump sum payment in cash equal to (a) the sum of (I) the officer’s monthly base salary in effect on the termination date multiplied by 12, and (II) the amount of the officer’s full target bonus for the bonus year in which termination occurs, multiplied by (b) 2.5;

•
a lump-sum payment in cash equal to the value of the officer’s accrued salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs;

•
payment by the Company of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•	all stock options, restricted stock awards, restricted stock units and similar awards granted to the officer by the Company shall become fully vested.

In the case of a termination of the applicable officer’s employment either by the Company for “cause” or by the officer without “good cause,” the officer would be entitled to payments for his pro rata monthly base salary and unused vacation, in each case, through the date of termination, and (except in the case of a for “cause”  termination for gross negligence or willful misconduct or neglect) all stock options, restricted stock, restricted stock units and other awards held by the officer would be cancelled.  In the case of a termination by the Company for “cause” for gross negligence or willful misconduct or neglect, all vested stock options held by the officer would remain exercisable for a period of up to 30 days following termination.

In addition to the new executive severance agreements described above, the Company has assumed the existing executive severance agreements between the Company and certain of its key employees entered into prior to the Petition Date, including its executive severance agreements with Michael Gentoso and Jeff Davis.

The foregoing description of the new executive severance agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the new executive severance agreements for Messrs. Harlan, Lindeman and Lewis, which are attached as Exhibits 10.4, 10.5 and 10.6 hereto, respectively, and are incorporated herein by reference.

Salary Adjustments, Awards under the Management Equity Incentive Plan and Cash Bonuses

On September 28, 2010, the Compensation Committee of the Board of Directors of U.S. Concrete, Inc. (the “Committee”) approved (a) an increase in the annual salary of Mr. Curt M. Lindeman, our Vice President, General Counsel and Corporate Secretary, to $275,000, and (b) an annual salary of $275,000 for James C. Lewis, our Senior Vice President and Chief Financial Officer, both effective as of October 1, 2010.

On September 28, 2010, the Committee also approved grants of restricted stock units and nonqualified stock options to Messrs. Harlan, Lindeman, Lewis, Davis and Gentoso.  All grants of restricted shares and nonqualified stock options are effective as of October 1, 2010, and shall become vested and exercisable as to one-twelfth (1/12) of the shares subject thereto on each of the first twelve quarterly anniversaries of the grant date. Mr. Harlan was granted 104,882 restricted stock units and 28,604, 28,604, 14,302 and 14,302 nonqualified stock options at strike prices of $12.00, $15.00, $22.69 and $26.68, respectively. Mr. Lindeman was granted 25,696 restricted stock units and 7,008, 7,008, 3,504 and 3,504 nonqualified stock options at strike prices of $12.00, $15.00, $22.69 and $26.68, respectively. Mr. Lewis was granted 21,632 restricted stock units and 5,900, 5,900, 2,950 and 2,950 nonqualified stock options at strike prices of $12.00, $15.00, $22.69 and $26.68, respectively. Mr. Davis was granted 16,086 restricted stock units and 4,387, 4,387, 2,194 and 2,194 nonqualified stock options at strike prices of $12.00, $15.00, $22.69 and $26.68, respectively. Mr. Gentoso was granted 16,086 restricted stock units and 4,387, 4,387, 2,194 and 2,194 nonqualified stock options at strike prices of $12.00, $15.00, $22.69 and $26.68, respectively.

On September 28, 2010, the Committee also approved discretionary bonus payout amounts to Messrs. Harlan and Lindeman of $200,000 and $98,000, respectively.

Item 8.01 Other Events.

On October 1, 2010, the Company issued a press release announcing that it had completed the acquisition of three ready-mixed concrete plants and related assets in the Company’s west Texas market.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1
Redemption Agreement, dated August 5, 2010, among the Company, the Joint Venture Partners, Superior and Levy (incorporated by reference to Exhibit 10.1 to U.S. Concrete’s Form 8-K, filed August 6, 2010).

10.2	Joinder Agreement, dated September 30, 2010, among the Company, the Joint Venture Partners, Superior, Levy, the New Joint Venture Partner and VCNA, to the Redemption Agreement.

10.3	Promissory Note, dated September 30, 2010.

10.4	Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Michael W. Harlan.

10.5	Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Curt M. Lindeman.

10.6	Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and James C. Lewis.

99.1	Press Release of U.S. Concrete, Inc. dated October 1, 2010.

99.2	Press Release of U.S. Concrete, Inc. dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: October 4, 2010	By:	/s/ Michael W. Harlan
Michael W. Harlan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Redemption Agreement, dated August 5, 2010, among the Company, the Joint Venture Partners, Superior and Levy (incorporated by reference to Exhibit 10.1 to U.S. Concrete’s Form 8-K, filed August 6, 2010).

10.2	Joinder Agreement, dated September 30, 2010, among the Company, the Joint Venture Partners, Superior, Levy, the New Joint Venture Partner and VCNA, to the Redemption Agreement.

10.3	Promissory Note, dated September 30, 2010.

10.4	Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Michael W. Harlan.

10.5	Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Curt M. Lindeman.

10.6	Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and James C. Lewis.

99.1	Press Release of U.S. Concrete, Inc. dated October 1, 2010.

99.2	Press Release of U.S. Concrete, Inc. dated October 1, 2010.